                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                            Fair Grounds Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            FAIR GROUNDS CORPORATION
                            1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Fair Grounds Corporation:


         Please take notice that the 2000 annual meeting of shareholders of Fair Grounds Corporation (the "Company") will be held on Thursday, May 11, 2000, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana, for the following purposes:

         1. To elect eight directors;

         2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 2000; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of the meeting.

         All shareholders are cordially invited to attend the meeting at which sandwiches and refreshments will be served.


                                             By Order of the Board of Directors


                                             JoAn B. Stewart
                                             Secretary

April 10, 2000

                            FAIR GROUNDS CORPORATION
                            1751 Gentilly Boulevard
                          New Orleans, Louisiana 70119


                             INFORMATION STATEMENT

         This Information Statement is furnished to the shareholders of Fair Grounds Corporation (the "Company") in connection with the 2000 annual meeting of shareholders which is to be held on Thursday, May 11, 2000, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana. This Information Statement and the Company's 1999Annual Report to Shareholders are being first sent or given to shareholders on or about April 10, 2000.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the annual meeting, the Company's shareholders will consider and vote upon (i) the election of eight directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified and (ii) a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 2000.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

VOTING SECURITIES AND VOTING RIGHTS; RECORD DATE

         Common shares, without par value, are the only voting securities of the Company. Holders of record of common shares outstanding at the close of business on April 3, 2000 will be entitled to one vote for each common share held of record on such date upon each matter presented to the shareholders to be voted upon at the annual meeting. At the close of business on April 3, 2000, the Company had outstanding 468,580 common shares. The presence, in person or by proxy, of a majority of the common shares of the Company outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Pursuant to the Company's Bylaws the affirmative vote of the holders of a majority of the common shares which are present in person or by proxy at the annual meeting is required to elect directors and to ratify the selection of auditors. Any proxies sent to the Company which are marked to "withhold authority" for the election of any one or more nominees for election as directors and any proxies sent to the Company which are marked "abstain" with respect to the ratification of the Company's selection of independent accountants will be counted for the purpose of determining the number of common shares represented at the meeting, but will have the same effect as a negative vote for the purpose of determining whether the requisite vote has been obtained with respect to the matter voted upon at the meeting.

                             ELECTION OF DIRECTORS

         Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The number of directors has been fixed at eight, and the Board of Directors has nominated the persons listed below for election as directors at the annual meeting. Common shares of the Company represented at the annual meeting may only be voted for eight nominees. Each of the nominees for election as a director currently is serving as a member of the Board of Directors of the Company and, except for William K. Caldwell, Jr. and Langdon
H. Stone, was previously elected by the shareholders. If any of the nominees, each of whom has indicated his or her willingness to serve as a director if elected, is unable or declines to serve, a replacement nominee will be designated at the annual meeting or, in lieu thereof, the Board of Directors may reduce the number of persons to be elected as directors at the annual meeting. The Articles of Incorporation of the Company provide that directors must have actual ownership or all legal or constructive control of at least 400 common shares of the Company.

         The following table shows each nominee for election as a director of the Company, his or her age, present positions and offices with the Company, principal occupation and the name and principal business of the corporation or other organization in which such occupation has been carried on, the year he or she first became a director of the Company and directorships in certain other corporations, based upon information furnished to the Company by each nominee or otherwise available to the Company. Unless otherwise indicated, each nominee for election as a director of the Company has engaged in the occupations stated below for at least the last five years. No family relationships exist between or among any nominee, director or executive officer of the Company, except that Bryan G. Krantz is the son of Marie G. Krantz.


                                                                                    DIRECTOR
NOMINEE                                                                         AGE               SINCE
-------                                                                         ---               -----

WILLIAM K. CALDWELL, JR.                                                        48                 2000
Director of Golf, Chateau Golf & Country Club,
New Orleans, Louisiana.

RICHARD KATCHER                                                                 81                 1994
Retired; attorney with Baker and Hostetler,
Cleveland, Ohio until 1995.

BRYAN G. KRANTZ                                                                 39                 1990
President and General Manager of the Company;
President of Finish Line Management Corporation,
which operates certain off-track betting facilities in Louisiana.

MARIE G. KRANTZ                                                                 64                 1990
Chairman of the Board of Directors and Treasurer of the
Company; Secretary-Treasurer of Finish Line Management
Corporation.


                                                                                      DIRECTOR
NOMINEE                                                                         AGE               SINCE
-------                                                                         ---               -----

RONALD J. MAESTRI                                                               59                 1991
Director of Athletics, University of New Orleans.

CHARMAINE R. MOREL                                                              65                 1987
Administrative Assistant, MOTA L.L.C., Metairie Louisiana,
which operates Artiesia Restaurant, since 1998; prior to 2000,
Administrative Assistant, Fennelly & Bayley, Inc.,
d/b/a Mike's on the Avenue, a restaurant in New Orleans;
Secretary/Treasurer of Victory Management Group, a company
providing management services, from January 1993 to December
1995.

LANGDON H. STONE                                                                54                2000
President, Stone Insurance, Inc.,
New Orleans, Louisiana

WAYNE E. THOMAS                                                                 52                1996
Self-employed insurance agent.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 1999. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of all committees on which he or she served held in such fiscal year during the time he or she served as a director or as a member of such committee.

         The Board of Directors has two standing committees, the Executive Committee and the Compensation Committee. The Executive Committee, which is currently comprised of Marie G. Krantz, Bryan G. Krantz and Ronald J. Maestri, did not meet during the fiscal year ended October 31, 1999. The Compensation Committee, which is currently comprised of Richard Katcher, Charmaine R. Morel and Wayne E. Thomas, reviews executive compensation, makes recommendations to the Board of Directors concerning the same, and administers the Fair Grounds Corporation Stock Option Plan, including the selection of key employees to participate therein and the determination of options to be granted thereunder. The Compensation Committee met one time during the fiscal year ended October 31, 1999.

         The Company pays each director (including directors who are employees of the Company) a retainer of $3,600 annually, payable quarterly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the common shares of the Company to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common shares of the Company. Based upon a review of these filings and written representations from the applicable reporting persons, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during the fiscal year ended October 31, 1999.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

         The following table sets forth certain information regarding the beneficial ownership of common shares of the Company, as of March 1, 2000, of
(i) each person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding common shares of the Company, (ii) each director and nominee for election as a director, (iii) each of the current executive officers of the Company listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. The information set forth in the following table is based upon statements filed by such persons with the Commission and information otherwise available to the Company. Unless otherwise indicated, each person has sole voting and investment power of the common shares of the Company beneficially owned by him or her.


                                                       AMOUNT AND NATURE                       PERCENTAGE
                                                         OF BENEFICIAL                              OF
         BENEFICIAL OWNER                                  OWNERSHIP                             CLASS(A)
         ----------------                              -----------------                       ----------

         William K. Caldwell, Jr.                             400                                    *
         Richard Katcher                                      400                                    *
         Bryan G. Krantz                                  341,413 (b)(d)                          72.9%
         Marie G. Krantz                                  340,584 (c)(d)                          72.7%
         Ronald J. Maestri                                    480                                    *
         Charmaine R. Morel                                   480                                    *
         Langdon H. Stone                                     400                                    *
         Wayne E. Thomas                                      400                                    *
         All Directors and Executive
         Officers as a Group                              344,353 (e)                             73.5%

*        Less than 1% of Class.

(a) The percentage of class beneficially owned has been computed on the basis of 468,580 common shares outstanding on February 1, 2000.

(b) Bryan G. Krantz is the beneficial owner of the following common shares of the Company: 340,104 common shares held by Marie G. Krantz as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding; 1,200 common shares held jointly by him and his wife, constituting less than 1% of the common shares outstanding; 9 shares held by him and 100 shares held by Jefferson Downs Corporation ("Jefferson Downs"), each constituting less than 1% of the common shares outstanding. Finish Line Management Corporation ("Finish Line"), all the outstanding capital stock of which is beneficially owned by Mr. Krantz, holds the Voting Trust certificate respecting 339,604 common shares in the Voting Trust, and Mr. Krantz holds the Voting Trust certificate respecting 500 common shares in the Voting Trust. Mr. Krantz, as a director, executive officer and the beneficial owner of all of the outstanding capital stock of Finish Line, may be deemed to share with Ms. Krantz the power to dispose or direct the disposition of 339,604 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust certificate with respect to which is held by Finish Line. In addition, Mr. Krantz has the sole power to dispose or direct the disposition of 500 common shares held by Ms. Krantz as Voting Trustee, the Voting Trust certificate with respect to which is held by him, shares with his wife the power to vote or direct the vote and to dispose or direct the disposition of the 1,200 common shares held jointly with her and has the sole power to vote or direct the vote and to dispose or direct the disposition of the 9 shares held by him. He may be deemed to share with Ms. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. Mr. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(c) Marie G. Krantz is the beneficial owner of 380 common shares of the Company held directly by her, constituting less than 1% of the common shares outstanding, and 100 common shares held by Jefferson Downs, constituting less than 1% of the common shares outstanding, and she may be deemed to be the beneficial owner of the 340,104 common shares held by her as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding. In her capacity as Voting Trustee, Ms. Krantz has the sole power to vote or direct the vote of the 340,104 common shares held by her as Voting Trustee, and, as a director and executive officer of Finish Line, she may be deemed to share with Bryan G. Krantz the power to dispose or direct the disposition of 339,604 common shares held by her as Voting Trustee, the Voting Trust certificate with respect to which is held by Finish Line. She also has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the 380 common shares held by her directly. She may be deemed to share with Mr. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. The Voting Trust Agreement, pursuant to which Mr. Krantz and Richard Katcher, as Trustee of the Masoni Trust, are grantors and Ms. Krantz is Voting Trustee, provides that title to the 340,104 common shares is vested in Ms. Krantz as Voting Trustee during the term of the Voting Trust and that in such capacity she may exercise all rights of a holder of common shares of the Company, including the right to vote such common shares; however, the common shares which are subject to the Voting Trust Agreement may not be transferred, sold, assigned or otherwise disposed of by Ms. Krantz during the term of the Voting Trust, other than in connection with any corporate event or action which affects common shares other than the common shares subject to the Voting Trust Agreement. The Voting Trust Agreement, which was entered into in 1993, is for an initial term of 15 years, is irrevocable during its term, and is to survive the death of the grantors thereunder. It may be extended for an additional ten years at the written request of such grantors. The 339,604 common shares as to which Mr. Krantz and Ms. Krantz may be deemed to share the power to dispose or direct the disposition and which are held by the Voting Trust are pledged, along with the Voting Trust certificate issued by the Voting Trust with respect to said 339,604 common shares, to Richard Katcher, as Trustee of the Masoni Trust, as security for the payment of a promissory note made and delivered by Mr. Krantz in April 1996, when the Masoni Trust sold such shares to Mr. Krantz, and later assumed by Finish Line. A default in the payment of said note could result in the Masoni Trust acquiring control of the Company. Ms. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(d) Bryan G. Krantz and Marie G. Krantz, who together are the beneficial owners of an aggregate of 341,793 common shares, constituting approximately 72.9% of the common shares outstanding, have reported to the Commission that they constitute a "group" within the meaning of section 13(d)(3) of the Exchange Act. By virtue of their beneficial ownership of common shares of the Company and the matters set forth in filings made by them under Section 13(d) of the Exchange Act, Ms. Krantz and Mr. Krantz may be deemed to be controlling persons of the Company.

(e) See notes (b) - (d) above. The number of common shares shown as beneficially owned includes any directors qualifying shares held by each director and nominee for election as a director.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997 of the chief executive officer of the Company and of each other executive officer of the Company whose salary and bonus for the fiscal year ended October 31, 1999 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE



                                      Annual Compensation
        Name and                      -------------------       All Other
   Principal Position    Year         Salary        Bonus      Compensation
   ------------------    ----         ------        -----      ------------

  BRYAN G. KRANTZ        1999      $  400,000    $  400,000    $    3,600(1)
  President and          1998         296,955             0         3,600
  General Manager        1997          75,000             0         3,600

  MARIE G. KRANTZ        1999      $  241,666    $  250,000    $  992,389(2)
  Chairman of the        1998         163,622             0         3,600
  Board and Treasurer    1997          75,000             0         3,600

(1)      Annual retainer paid to each director of the Company.

(2) Consists of a $988,789 guaranty fee and a $3,600 annual retainer paid to each director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
         COMPENSATION

         The Board of Directors of the Company has designated a Compensation Committee (the "Compensation Committee") to review and make recommendations regarding the compensation for executive officers of the Company and to administer the Company's Stock Option Plan. The Compensation Committee is currently composed of three directors who have never served as officers of the Company.

         The policies of the Compensation Committee are intended to motivate, retain and attract management and to enhance the profitability of the Company and, thus, shareholder value. The Compensation Committee believes that the components of compensation for the Company's executive officers should be annual salaries and, where appropriate, bonuses and stock options.

         Salaries for executive officers are generally reviewed on an annual basis and may be adjusted based upon the determination that the individual's performance and contribution to the Company merit such an adjustment. No objective, performance-based criteria have been established for use in determining executive compensation.

         In reviewing Mr. Krantz's compensation, together with the compensation of Ms. Krantz and the Company's other executive officers, the Compensation Committee in 1999 noted that shortly after the December 17, 1993 fire Mr. Krantz had voluntarily reduced his annual salary to $75,000 and that his salary had been maintained at that reduced level for fiscal years 1994-1997 in light of the uncertainties facing the Company in those years. The Compensation Committee has acknowledged that such period was one of the most challenging periods that the Company had ever faced and that during such period the Company, under the leadership of Mr. Krantz, had conducted its usual operations as well as rebuilding its facilities and prosecuting significant litigation against insurance companies and others. The Compensation Committee also noted that with the completion of the Company's new facilities and the success of the first live racing season utilizing those facilities. Mr. Krantz's annual salary had been increased to $400,000 in fiscal 1998. Although the Compensation Committee continued to believe that Mr. Krantz was doing an outstanding job, it concluded that it would not recommend an increase in his base salary in light of the increase that had been implemented in the prior year.

         The Compensation Committee has recognized that bonuses can be an important component of executive compensation and can be granted based on corporate and individual performance. While the Compensation Committee may propose the implementation of a formal bonus program at some time in the future, it concluded that no such proposal would be made in fiscal 1999. The Compensation Committee has also confirmed that in the future it may recommend the payment of bonuses to officers on the basis of corporate or individual performance, in the absence of a formal bonus program and without necessarily having established performance-based criteria. Acknowledging Mr. Krantz's superior job performance, the Compensation Committee recommended that Mr. Krantz be paid a cash bonus of $400,000.

         Long-term incentive compensation can be provided through the Company's Stock Option Plan, the purpose of which is to provide an incentive and inducement to key employees of the Company to remain in the Company's employment and to participate in the ownership and successful operation of the Company's business. No specific performance criteria have been followed in making option grants; rather, eligibility for grants has been determined on a case-by-case basis in light of overall performance and contribution to the Company. No options were granted during the 1999 fiscal year. The Compensation Committee continues to believe, however, that in the future grants of stock options could be used to (i) encourage and facilitate personal stock ownership by key executives; (ii) strengthen the personal commitment of such officers to the Company; and (iii) provide a direct link between the interests of the officers and those of the Company's other shareholders.

Compensation Committee Members:  Richard Katcher, Charmaine R. Morel and
                                  Wayne E. Thomas

PERFORMANCE OF COMMON SHARES

         The following compares the cumulative total shareholder return on investment (the change in year-end stock price plus reinvestment of dividends) for each of the last five fiscal years, assuming that $100 was invested on October 31, 1994 in each of (i) Fair Grounds Corporation, (ii) a group of stocks consisting of all domestic companies whose stocks are listed on The Nasdaq Stock Market and (iii) a group of stocks consisting of non-financial industry stocks listed on The Nasdaq Stock Market. The Total Return Index for The Nasdaq Stock Market and the Total Return Index for Nasdaq Non-Financial Stocks were prepared by the Center for Research in Security Prices.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                FOR THE FIVE YEAR PERIOD ENDED OCTOBER 31, 1999


                                   CRSP Total Return Index
               Fair Grounds        Nasdaq Stock Market          CRSP Total Return Index
               Corporation         (U.S. Companies)             for Nasdaq Non-Financial Stocks
1994           100.0               100.0                        100.0
1995           187.5               134.6                        133.0
1996           125.1               158.9                        155.1
1997           166.8               209.2                        199.2
1998           174.1               234.1                        222.5
1999           281.5               391.0                        389.6

CERTAIN TRANSACTIONS

         In 1992, the Company entered into a Management Agreement (the "Management Agreement") with Finish Line Management Corporation ("Finish Line"). The Management Agreement provides that Finish Line is to operate the Company's tele-track facilities in Terrebonne, St. Tammany and Jefferson Parishes, Louisiana, which were formerly owned by Jefferson Downs, for a period of ten years, commencing November 1, 1992, with the option granted to Finish Line to extend the term of the Management Agreement for two additional five-year periods. The Management Agreement provides that Finish Line is to have the exclusive responsibility for the direction, supervision, management and operation of such facilities, is to collect all monies from such operation and is to pay all expenses in connection therewith. Pursuant to the Management Agreement, the Company receives 0.1% of the gross pari-mutuel handle at such facilities, and Finish Line receives monthly compensation equal to the difference between the gross receipts collected at such facilities less all expenses (including the payment to the Company described above) paid by Finish Line. In addition, Finish Line is to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company. During the fiscal year ended October 31, 1999, Finish Line paid the Company $87,530 under the Management Agreement, host track fees of $305,591 and purse supplements of $4,986,874. As of October 31, 1999, the Company had accounts receivable from Finish Line in the aggregate amount of $774,245.

         The Company, Jefferson Downs and Finish Line are parties to an agreement with Video Services, Inc. ("VSI"), whereby VSI has the exclusive right and license to install, maintain and operate video draw poker devices at the Fair Grounds Race Course and at the tele-tracks operated by the Company and Finish Line. The initial term of the Agreement, which was entered into in 1992, was five years, with an option by VSI to extend the term for an additional five years, which option has been exercised. Pursuant to such agreement, the Company receives a percentage of the revenues from the operation of the devices installed at the Company's facilities. Such percentage is calculated on the basis of the average amount collected daily from each device during each month, after the payment of prizes, taxes and fees. The devices installed by VSI pursuant to such agreement remain the property of VSI. As of October 31, 1999, there were a total of 337 devices in operation at all of the Company's facilities (excluding the tele-tracks operated for the Company by Finish Line) and 345 devices in operation at facilities managed by Finish Line, including the facilities formerly owned by Jefferson Downs. In fiscal 1999, the Company received gross video poker revenue of $2,980,435, including amounts to be paid as purse supplements totaling $1,265,192. In addition, such agreement provides that the Company, Jefferson Downs and Finish Line are entitled to receive an annual promotional allowance from VSI in the aggregate amount of $270,000, which for the fiscal year ended October 31, 1999 was paid in full to the Company, with one-half of said amount set aside for purse supplements. The agreement also provides for advances annually from VSI against future revenues of up to $1 million in the aggregate to the Company, Jefferson Downs and Finish Line. The Company received all of such advance during the year ended October 31, 1999 and has also received such an advance during the current fiscal year. The Company anticipates that it will continue to receive revenues pursuant to the agreement with VSI.

         Marie G. Krantz is a director, the President and the owner of 66 2/3% of the outstanding common stock, and Bryan Krantz is a director, Vice President and the owner of 33 1/3% of the outstanding common stock, of Jefferson Downs. Ms. Krantz is a director and executive officer, and Mr. Krantz is a director, executive officer and the beneficial owner of all of the outstanding common stock, of Finish Line. By virtue of such positions and ownership and their positions with and relationship with such entities, the Company, Finish Line and Jefferson Downs may be deemed to be affiliates.

         Ms. Krantz and Mr. Krantz each own 50% of the outstanding common stock of Continental Advertising, Inc. ("Continental"), an advertising agency which provided advertising services to the Company during the last fiscal year and is continuing to provide advertising services to the Company during the current fiscal year. During the 1999 fiscal year, the Company made payments to Continental of $628,365 to reimburse it for Company advertising expenses paid by it. As of October 31, 1999, the Company was due $13,894 from Continental. No commission or any other form of compensation is paid to the Krantzes for advertising services rendered to the Company by Continental. The Board of Directors believes that the terms of such arrangement are no less favorable to the Company than terms that would be available from unrelated third parties for comparable transactions.

         During the years 1995-1997, Ms. Krantz guaranteed the Company's indebtedness incurred in the reconstruction of its facilities destroyed by the 1993 fire and as security therefor granted the lender a security interest in assets owned by her. In March 1999, after repayment of the indebtedness and release of the security interest, the Company, as authorized by the Board of Directors, paid to Ms. Krantz a guaranty fee of $988,799, computed as a percentage of the outstanding balance of the indebtedness during the loan period. The Board of Directors of the Company believes that the terms of such arrangement were no less favorable to the Company than terms that would have been available to the Company from unrelated third parties for comparable transactions.

         From time to time, persons who are officers, directors or principal shareholders of the Company own or have interests in horses racing at the Company's race track. Such races are conducted under the rules and regulations of the Louisiana Racing Commission, and no officer, director or principal shareholder receives any extra or special benefits not shared by all others so racing.


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

                     RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Rebowe & Company, CPAs (a professional corporation) to audit the financial statements of the Company for the fiscal year ending October 31, 2000, and, in accordance with the Board of Directors' policy of seeking annual shareholder ratification of the selection of auditors, requests that such selection be ratified. Rebowe & Company has audited the Company's financial statements for a number of years.

         A representative of Rebowe & Company is expected to be present at the annual meeting, will have an opportunity to make a statement if he so desires and is expected to be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF REBOWE & COMPANY TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 2000.

                             SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

         The Company's Bylaws provide that a shareholder who desires to propose any business at an annual meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the shareholder who intends to propose such business; (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the shareholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.


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

SHAREHOLDER NOMINATIONS FOR DIRECTORS

         The Company's Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in an information statement filed pursuant to the rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

                                 OTHER MATTERS

         The Board of Directors does not intend to bring any business before the annual meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.

                                             By Order of the Board of Directors



                                             JoAn B. Stewart
                                             Secretary

April 10, 2000


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